Exhibit 99.1

ScoutCam receives $2 million investment from Mori Arkin, a leading life science and pharmaceutical entrepreneur

OMER, Israel, May 19, 2020 – ScoutCam Inc. (OTC: SCTC), a company developing and manufacturing customized visual solutions for organizations by offering the world’s smallest cameras and supplementary technologies, today announced it had entered into and consummated a securities purchase agreement with M. Arkin (1999) Ltd. in connection with an investment of $2,000,000.

Founder and Chairman of Arkin Holdings, Moshe “Mori” Arkin, is one of Israel’s most successful life sciences and pharmaceutical entrepreneurs. A renowned industrialist and generic drug specialist, he founded Arkin Holdings, which owns a healthcare portfolio of $1 billion through four investment arms, with holdings in some 20 Israeli companies developing pharmaceutical drugs and medical equipment, such as UroGen Pharma (Nasdaq: URGN), Keros Therapeutics (Nasdaq: KROS) and Novolog (TASE: NVLG). Mori previously grew Agis into a leading dermatological company in the U.S., which led to its acquisition by Perrigo in 2005 for $818 million.

ScoutCam develops and manufactures customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. With the smallest cameras produced in the world, which are down to 1mm diameter including illumination, the high resolution technology has unique properties that have been authenticated by customers, such as NASA, in the strictest environmental conditions, including extreme temperatures, vibrations, and radiation. ScoutCam devices have been used across the medical, aerospace, industrial, research and defense industries.

“We are proud to have received Mr. Mori Arkin’s vote of confidence by having him make a substantial investment in ScoutCam Inc. Mr. Arkin’s contribution will go beyond a financial investment as he requested and ScoutCam gladly accepted to appoint a director to the company’s board of directors.” said Professor Benad Goldwasser, chairman of ScoutCam’s board of directors.

Dr. Irit Yaniv, an experienced and accomplished senior executive in the MedTech industry, will join ScoutCam’s board of directors, as Mori Arkin’s representative.

As part of the agreement and in exchange for the investment of $2,000,000, ScoutCam issued to Arkin 4,132,232 shares of common stock, 2,066,116 warrants to purchase common stock at an exercise price of $0.595 and 4,132,232 warrants to purchase common stock at an exercise price of $0.893.

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Cautionary Note Regarding Forward Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things: risks and uncertainties relating to, inter alia, the spread of COVID-19, including any resultant restrictions on our business operations and/or its negative impact on our financial condition; the Company’s reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; the Company’s ability to raise sufficient funding in order to meet the Company’s business and financial goals; and certain other factors summarized in the Company’s filings with the SEC. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

Contact

Yaron Silberman

Chief Executive Officer

yaron.silberman@scoutcam.com